UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	August 18, 2006

Pennichuck Corporation
(Exact Name of Registrant as Specified in Its Charter)

New Hampshire
(State or Other Jurisdiction of Incorporation)

0-18552	02-0177370
(Commission File Number)	(IRS Employer Identification No.)

25 Manchester Street, Merrimack, New Hampshire	03054
(Address of Principal Executive Offices)	(Zip Code)

(603) 882-5191
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Amendment to Employment Agreements

On August 18, 2006, Pennichuck Corporation (the “Company”) amended the existing Employment Agreements, dated as of January 31, 2005, between the Company and each of William D. Patterson, the Company’s Senior Vice President, Treasurer, and Chief Financial Officer and Michael C.J. Fallon, the President of The Southwood Corporation, a wholly owned subsidiary of the Company (together, the “Employment Agreements”). The material terms of the amendments (the “Amendments”) to the Patterson and Fallon Employment Agreements are described below.

Change of Control. The Amendments provide that the term of each of Mr. Patterson’s and Mr. Fallon’s Employment Agreements will automatically be extended to 2 years upon any Change of Control (as defined in the Employment Agreements, as amended). That extension will affect the amount of the lump sum payable to Mr. Patterson or Mr. Fallon if he terminates his employment for Good Reason (as defined in the Amendments) within twenty-four months following a Change of Control of the Company, as that lump sum is equal to the executive’s then current salary and fringe benefits provided hereunder, including any bonus for which he may be entitled, for the greater of the then remaining term of his employment agreement or twelve months.

In addition, the Amendments amend the definition of a “Change in Control” by deleting the exception in the original Employment Agreements that the sale, whether voluntary or pursuant to the exercise of the power of eminent domain, of one or more of the Company's water utility subsidiaries, or the related assets thereof, arising from or related to the ongoing municipalization efforts of the City of Nashua and/or affected New Hampshire municipalities, would not constitute a Change of Control.

Relocation. Mr. Patterson’s Employment Agreement was further amended to increase from $30,000 to $48,000 the amount of reimbursement from the Company to assist Mr. Patterson with living arrangements during a transitional period.

Retention Agreement

The Company entered into an Employee Retention Agreement with Mr. Patterson on August 18, 2006

(the “Retention Agreement”). The Retention Agreement provides that Mr. Patterson and will be eligible to receive a one-time payment in cash or stock options equal to one-half of his base salary (or no less than $75,000.00) (the “Retention Bonus”) upon the sooner of: (a) March 1, 2007; or (b) the “Final Disposition” of the Nashua Eminent Domain Case. The Retention Agreement defines the “Final Disposition” as the date on which there is a final determination or resolution of the ongoing eminent domain proceedings with the City of Nashua by a decision of the New Hampshire Supreme Court on appeal, the acceptance by all parties of a final decision by the Public Utilities Commission or any court of competent jurisdiction or such decision becoming non-appealable, the acceptance by all such parties of a final and binding settlement or purchase agreement or any other circumstances determined by the Company’s Board of Directors, in its sole judgment, to constitute a final determination or resolution. In addition, if Mr. Patterson’s employment is terminated by the Company other than for “Cause” (as defined in this employment agreement) prior to becoming entitled to the Retention Bonus in the Retention Agreement, he will be entitled to the Retention Bonus on the date of such termination without Cause.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNICHUCK CORPORATION

Date: August 23, 2006	By: /s/ William D. Patterson
By: William D. Patterson
Title: Senior Vice President

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